                                                                    EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 26, 2006 of our audit of the consolidated financial statements of ImaRx Therapeutics, Inc. as of December 31, 2003 and 2004, and for each of the three years in the period ended December 31, 2004, and the period from October 7, 1999 (date of inception) through December 31, 2004 included in Item 13 this Registration Statement on Form 10.

                                    /s/ Ernst & Young LLP

Phoenix, Arizona
January 26, 2006